Exhibit 99.1

CONTACT:

Kimball Chapman

Investor Relations

Tel: (813) 313-1840

investorrelations@cott.com

DRAFT

COTT REPORTS FIRST QUARTER 2010 RESULTS

•	Revenue was $363 million, a decline of 1.1%

•	Gross margin as a percentage of sales was 15.8%

•	Operating income increased 13% to $25 million

•	EBITDA was flat at $39 million (see accompanying reconciliation of GAAP net income to non-GAAP EBITDA and adjusted EBITDA)

(All information in U.S. dollars; all first quarter 2010 comparisons are relative to the first quarter of 2009.)

TORONTO, ON and TAMPA, FL — May 5, 2010 — Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the first quarter ended April 3, 2010. First quarter 2010 revenue was $363 million compared to $367 million, a decline of 1.1%, or 4.4% excluding the impact of foreign exchange. Operating income increased 13% to $25 million from $22 million. Net income and earnings per diluted share were $12 million and $0.14, respectively, compared to $20 million and $0.28, respectively. The decline in net income and earnings per diluted share was due to an income tax expense of $4 million in the first quarter of 2010 compared to an income tax benefit of $6 million in the first quarter of 2009.

“I am pleased with another quarter of improvement in operating income which benefited from strong performances from the UK and Royal Crown International,” commented Cott’s Chief Executive Officer, Jerry Fowden. “In what we had previously communicated would be a challenging quarter for volume comparisons, lower North America volumes were more than offset by strong contributions from our other operating segments and lower overhead expenses. Our North America volume comparisons become easier as the year progresses, and we were pleased to see a stronger North America volume performance in April,” added Fowden.

FIRST QUARTER 2010 PERFORMANCE SUMMARY

-

Revenue declined 1.1%, or 4.4% excluding the impact of foreign exchange. Volume growth in the United Kingdom / Europe operating segment (“U.K.”), Mexico and Royal Crown International (“RCI”) more than offset lower volumes in North America.

-	Gross margin as a percentage of sales was 15.8% compared to 15.9%, driven by the ongoing benefit of operational efficiencies, cost savings and improved pricing from late 2008.

-	Selling, general and administrative (“SG&A”) expenses declined to 8.9% of sales from 9.5%, primarily as a result of lower information technology costs and reduced bad debt expense.

-	Operating income was $25 million compared to $22 million as higher operating income in the U.K., RCI and Mexico more than offset lower operating income in North America.

-	The Company’s income tax expense was $4 million compared to a tax benefit of $6 million in 2009.

FIRST QUARTER 2010 SEGMENT HIGHLIGHTS

-

North America revenue declined 8.9%, or 10.8% excluding the impact of foreign exchange. North America filled beverage case volume declined 7.9% to 131 million cases. The volume decline was attributable to national brand promotional activity as well as the effect of competitive price increases late in 2008 which temporarily increased the price gap during the first and second quarters of 2009, creating an unfavourable volume comparison for the first quarter of 2010. Operating income declined to $21 million from $26 million, as the impact of lower volumes was partially offset by operational cost reductions and SG&A savings.

“We continue to focus on improving the volume trend in North America. We saw the results of this focus with an improved volume trend in April,” commented Cott’s Chief Financial Officer, Neal Cravens.

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U.K. revenue increased 24.5%, or 15.2% excluding the impact of foreign exchange. Filled beverage case volume increased 9.8% to 39 million cases. The volume increase was due to the continued growth in energy, sports and isotonic products as well as a weak prior year volume performance as a result of the timing of competitive price increases late in 2008. U.K. operating income increased by $6 million to $3 million from a loss of $3 million due to a more profitable sales mix and operational cost savings.

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Revenue in Mexico increased 20.4%, or 8.3% excluding the impact of foreign exchange. Mexico filled beverage case volume increased 48.2% to 8 million cases, primarily as a result of new business in the retail channel as well as the commencement of shipments to a new 2010 contract bottled water customer. Under this new contract, the Company receives a portion of final case revenue through a co-pack fee, resulting in a decline in average selling price per case in Mexico.

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RCI revenue increased 95.2% to $8 million, primarily as a result of increased volume as well as ordering patterns in certain key geographies. RCI concentrate volumes increased 71.7% to 84 million cases compared to 49 million cases in the first quarter of 2010.

First Quarter Conference Call

Cott Corporation will host a conference call today, May 5, 2010, at 10:00 a.m. ET, to discuss first quarter results, which can be accessed as follows:

North America: (877) 407-8031

International: (201) 689-8031

A live audio webcast will be available through the Company’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

About Cott Corporation

Cott Corporation (“Cott” or the “Company”) is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand soft drink company. With approximately 2,800 employees, the Company operates bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets non-alcoholic beverage concentrates in over 50 countries around the world.

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from the Company’s results of operations. Additionally, Cott supplements its reporting of earnings before interest, taxes, depreciation & amortization in accordance with GAAP by excluding the impact of certain items to separate the impact of these items from underlying business. Since the Company uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the Company’s management and its core business performance. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, the Company’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to future financial operating results and related matters. The forward-looking statements are based on assumptions that volume and revenue will be consistent with recent historical trends, that interest rates will remain constant and debt levels will decline, and, in certain cases, on management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: the Company’s ability to compete successfully; changes in consumer tastes and preferences for existing products and the Company’s ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Wal-Mart; fluctuations in commodity prices and the Company’s ability to pass on increased costs to its customers, and the impact of those increased prices on the Company’s volumes; the Company’s ability to maintain favorable arrangements and relationships with its suppliers; the Company’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; the Company’s substantial debt levels and the Company’s ability to service and reduce its debt; the Company’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates; credit rating changes; further deterioration of the capital markets; the Company’s ability to fully realize the expected cost savings and/or operating efficiencies from its restructuring activities; any disruption to production at the Company’s beverage concentrates or other manufacturing facilities; the Company’s ability to protect its intellectual property; the impact of regulation and regulatory, investigative and legal actions; the impact of proposed taxes on soda and other sugary drinks; unseasonably cold or wet weather, which could reduce the demand for the Company’s beverages; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; the Company’s ability to recruit, retain, and integrate new management and a new management structure; the Company’s exposure to intangible asset risk; the volatility of the Company’s stock price; the Company’s ability to maintain compliance with the listing requirements of the New York Stock Exchange; the Company’s ability to renew its collective bargaining agreements on satisfactory terms; and disruptions in the Company’s information systems.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10-K for the year ended January 2, 2010 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. The Company does not undertake to update or revise any of these statements in light of new information or future events.

Website: www.cott.com

COTT CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars except per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended
	April 3, 2010	March 28, 2009

Revenue, net	$362.9	$367.0
Cost of sales	305.7	308.8

Gross profit	57.2	58.2

Selling, general and administrative expenses	32.4	34.7
Loss (gain) on disposal of property, plant & equipment	0.2	(0.1)
Restructuring and asset impairments
Restructuring	(0.5)	1.2
Asset impairments	—	0.1

Operating income	25.1	22.3

Other expense, net	1.8	0.1
Interest expense, net	6.2	7.6

Income before income taxes	17.1	14.6

Income tax expense (benefit)	4.4	(6.2)

Net income	$12.7	$20.8

Less: Net income attributable to non-controlling interests	1.2	0.9

Net income attributed to Cott Corporation	$11.5	$19.9

Net income per common share attributed to Cott Corporation
Basic	$0.14	$0.28
Diluted	$0.14	$0.28

Weighted average outstanding shares (thousands) attributed to Cott Corporation
Basic	80,374	70,472
Diluted	80,840	70,472

COTT CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts U.S. GAAP)
Unaudited

	April 3, 2010	January 2, 2010
ASSETS
Current assets
Cash & cash equivalents	$23.2	$30.9

Accounts receivable, net of allowance of $5.8 ($5.9 as of January 2, 2010)	172.6	152.3
Income taxes recoverable	5.8	20.8
Inventories	112.4	99.7
Prepaid and other expenses	10.6	11.4
Deferred income taxes	3.3	3.2
Other current assets	2.1	2.2

Total current assets	330.0	320.5

Property, plant and equipment	335.6	343.0
Goodwill	31.7	30.6
Intangibles and other assets	151.0	155.5
Deferred income taxes	6.1	5.4
Other tax receivable	18.8	18.8

Total assets	$873.2	$873.8

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$27.9	$20.2
Current maturities of long-term debt	5.8	17.6
Income taxes payable	4.3	2.1
Accounts payable and accrued liabilities	160.6	166.8
Deferred income taxes	0.4	0.4

Total current liabilities	199.0	207.1

Long-term debt	232.2	233.2
Deferred income taxes	17.3	17.5
Other tax liabilities	0.5	0.5
Other long-term liabilities	10.5	14.2

Total liabilities	459.5	472.5
Contingencies and Commitments

Equity
Capital stock, no par - 81,331,330 (January 2, 2010 - 81,331,330) shares issued	322.5	322.5
Treasury stock	(3.3)	(4.4)
Additional paid-in-capital	37.5	37.4
Retained earnings (deficit)	63.3	51.8
Accumulated other comprehensive loss	(20.9)	(21.3)

Total Cott Corporation equity	399.1	386.0
Non-controlling interests	14.6	15.3

Total equity	413.7	401.3

Total liabilities and equity	$873.2	$873.8

COTT CORPORATION	EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended
	April 3, 2010	March 28, 2009

Operating Activities
Net income	$12.7	$20.8
Depreciation and amortization	15.9	17.0
Amortization of financing fees	0.5	0.3
Share-based compensation expense	0.5	0.1
(Decrease) increase in deferred income taxes	(0.1)	2.2
Decrease in other income tax liabilities	—	(7.8)
Loss (gain) on disposal of property, plant & equipment	0.2	(0.1)
Loss on buyback on notes	0.1	—
Asset impairments	—	0.1
Lease contract termination gain	(0.4)	—
Lease contract termination payments	(3.9)	(0.9)
Other non-cash items	3.0	0.6
Change in accounts receivable	(21.9)	(6.6)
Change in inventories	(12.7)	(3.0)
Change in prepaid expenses and other current assets	0.8	2.7
Change in other assets	(0.5)	0.1
Change in accounts payable and accrued liabilities	(3.4)	(4.0)
Change in income taxes receivable, net	17.4	(0.5)

Net cash provided by operating activities	8.2	21.0

Investing Activities
Additions to property, plant and equipment	(7.6)	(5.9)
Additions to intangibles	(1.1)	—
Proceeds from disposal of property, plant & equipment and held-for-sale assets	0.1	1.2

Net cash used in investing activities	(8.6)	(4.7)

Financing Activities
Payments of long-term debt	(13.2)	(1.8)
Short-term borrowings, ABL	58.6	344.4
Short-term repayments, ABL	(50.8)	(361.3)
Distributions to non-controlling interests	(1.9)	(1.4)
Deferred financing fees	(0.2)	—
Other financing activities	—	(0.1)

Net cash (used in) provided by financing activities	(7.5)	(20.2)

Effect of exchange rate changes on cash	0.2	(0.2)

Net increase (decrease) in cash & cash equivalents	(7.7)	(4.1)

Cash & cash equivalents, beginning of period	30.9	14.7

Cash & cash equivalents, end of period	$23.2	$10.6

COTT CORPORATION	EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended
	April 3, 2010	March 28, 2009
Revenue
North America	$263.2	$289.0
United Kingdom	79.7	64.0
Mexico	11.8	9.8
RCI	8.2	4.2

	$362.9	$367.0

Operating income (loss)
North America	$20.9	$26.3
United Kingdom	3.0	(2.6)
Mexico	(1.8)	(2.3)
RCI	3.0	0.9

	$25.1	$22.3

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	152.0	160.8
United Kingdom	44.5	39.6
Mexico	8.3	5.6
RCI	84.3	49.1

	289.1	255.1

Volume - 8 oz equivalent cases - Filled Beverage
North America	130.6	141.8
United Kingdom	39.2	35.7
Mexico	8.3	5.6
RCI	—	—

	178.1	183.1

COTT CORPORATION	EXHIBIT 5
Analysis of Revenue by Geographic Region
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended
	April 3, 2010
(In millions of U.S. dollars)	Cott [1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$(4.1)	$(25.8)	$15.7	$2.0	$4.0
Impact of foreign exchange	(12.5)	(6.2)	(5.2)	(1.1)	—

Change excluding foreign exchange	$(16.6)	$(32.0)	$10.5	$0.9	$4.0

Percentage change in revenue	-1.1%	-8.9%	24.5%	20.4%	95.2%

Percentage change in revenue excluding foreign exchange	-4.4%	-10.8%	15.2%	8.3%	95.2%

[1]	Cott includes the following operating segments: North America, United Kingdom, Mexico, RCI and All Other

COTT CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA)
(in millions of U.S. dollars except per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended
	April 3, 2010	March 28, 2009

Net income (loss)	$11.5	$19.9
Interest expense, net	6.2	7.7
Income tax benefit	4.4	(6.2)
Depreciation and amortization	15.9	17.0
Net income attributable to non-controlling interests	1.2	0.9

EBITDA	$39.2	$39.3

Restructuring, goodwill and asset impairments, and loss on buyback of notes
Restructuring	(0.5)	1.2
Asset impairments	—	0.1

Adjusted EBITDA	$38.7	$40.6